CAPITAL AND INCOME STRATEGIES FUND

FILE # 811- 21506

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/4/2004	General Mills	6,900	33,000,000	Citigroup Global Markets Inc. Merrill Lynch Morgan Stanley & Co Lehman Brothers Inc.